UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022 (April 22, 2022)

STARRY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41336	87-4759355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Chauncy Street, Suite 200
Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 861-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STRY	The New York Stock Exchange
Warrants to purchase 1.2415 shares of Class A common stock, each at an exercise price of $9.13 per 1.2415 shares of Class A common stock	STRY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 25, 2022, Starry Group Holdings, Inc. (the “Company”) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants (the “Warrants”) to purchase 1.2415 shares of the Company’s Class A common stock, par value $0.0001 per share (the Class A common stock”), notifying holders of the following adjustments (the “Warrant Adjustments”), effective after the close of trading on April 22, 2022:

•	the adjustment to the warrant price of the Warrants from $11.50 per 1.2415 shares to $9.13 per 1.2415 shares of Class A common stock (representing 115% of the Market Value (as defined below));

•

the adjustment of the $18.00 per share redemption trigger price described in Sections 6.1 and 6.2 of the Warrant Agreement (as defined below) to $14.29 per share of Class A common stock (representing 180% of the Market Value); and

•	the adjustment of the $10.00 per share redemption trigger price described in Section 6.2 of the Warrant Agreement to $7.94 per share of Class A common stock (representing the Market Value).

The Warrant Adjustments were required pursuant to Section 4.4 of the Warrant Agreement, dated as of October 8, 2020, by and between FirstMark Horizon Acquisition Corp., a Delaware corporation (“FirstMark”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), as warrant agent, as amended by that certain Warrant Assignment, Assumption and Amendment Agreement, dated as of March 28, 2022, by and among the Company, FirstMark and the Warrant Agent (as amended, the “Warrant Agreement”) as a result of (i) the Company issuing shares of its Class A common stock and securities exchangeable for shares of Class A common stock at an issue price of $7.50 per share (the “Newly Issued Price”) for capital raising purposes in connection with the closing of its business combination with FirstMark (the “Business Combination”), (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions) and (iii) the volume-weighted average trading price of the Class A common stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share. The Market Value was determined to be $7.94 per share.

Copies of the Warrant Adjustment Notice and the press release issued by the Company announcing the Warrant Adjustments are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

In addition, the Description of Capital Stock set forth in Exhibit 4.1 hereto is being filed for the purpose of updating the description of the Warrants to reflect the Warrant Adjustments and is incorporated herein by reference. The Description of Capital Stock summarizes the material terms of the Company’s capital stock as of the date hereof. This summary is not a complete description of the terms of the Company’s capital stock and is qualified by reference to Company’s amended and restated certificate of incorporation and bylaws, and the Warrant Agreement, copies of which have been previously filed by the Company with the Securities and Exchange Commission, as well as applicable provisions of Delaware law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Description of Capital Stock

99.1	Warrant Adjustment Notice dated April 25, 2022

99.2	Press Release dated April 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starry Group Holdings, Inc.

By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: Chief Executive Officer

Date: April 25, 2022